UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 31, 2014 (March 25, 2014)

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (432) 684-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, the Board of Directors (the “Board”) of Dawson Geophysical Company (the “Company”) increased the size of the Board to six directors and appointed Mr. Mark A. Vander Ploeg to fill the vacancy created by the increase. Mr. Vander Ploeg will hold office until the next annual meeting of shareholders in January 2015 and until his successor is elected and qualified. To date, Mr. Vander Ploeg has not been appointed to any committees of the Board.

Mr. Vander Ploeg has over thirty-five years of investment banking experience, providing advice to major companies on mergers and acquisitions, corporate finance, long-term strategy and governance. Until his retirement in 2011, Mr. Vander Ploeg was a Senior Managing Director of Evercore Partners. Prior to Evercore Partners, Mr. Vander Ploeg was Vice Chairman of Investment Banking for Merrill Lynch & Co., where he worked from 1995 to 2007. Prior to that, Mr. Vander Ploeg was a Managing Director of Salomon Brothers and Head of the firm’s San Francisco investment banking business. Mr. Vander Ploeg currently serves as a director of Okabena Company, Minneapolis, Minnesota, which is the investment and business company for the Dayton Family, founders of Target Corporation. He is a member of that board’s Investment Committee and is Chair of the Compensation & Personnel Committee. Elsewhere, Mr. Vander Ploeg serves as a director of the Spencer Foundation, Chicago, Illinois, and as a member of Stanford University’s Institute for Economic Policy Research (SIEPR). Mr. Vander Ploeg has an M.B.A. from the University of Chicago, Chicago, Illinois, and a B.A. from Macalester College, St. Paul, Minnesota, where he is a current trustee and served as Board Chair from 2000 to 2006.

There are no arrangements or understandings between Mr. Vander Ploeg and any other person pursuant to which Mr. Vander Ploeg was appointed as a director of the Company. Mr. Vander Ploeg will receive compensation and be indemnified by the Company based on the same policies as the Company’s other non-employee directors, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 18, 2013. There are no transactions or relationships between Mr. Vander Ploeg and the Company that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: March 31, 2014	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

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